Pricing Supplement Dated 04/07/2004 (To Prospectus dated March 5, 2004, and Prospectus Supplement dated March 5, 2004)	Filed pursuant to Rule 424(b)(2) Registration Statement Nos. 333-110499 and 333-110499-01

CUSIP: 74254PAC6

Principal Life Insurance Company
Principal® Life CoreNotes®
Issued Through
Principal Life Income Fundings Trust 2004-2 (the “Trust”)

     The description of this pricing supplement of the particular terms of the Principal® Life CoreNotes® offered hereby, and the Funding Agreement (specified below) sold by Principal Life Insurance Company to the Trust (specified herein), the payment obligations of which are fully and unconditionally guaranteed by the Guarantee (specified below) issued by Principal Financial Group, Inc. to the Trust, supplements the description of the general terms and provisions of the notes, the funding agreements and the guarantees set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

1. The Notes

Principal Amount: Issue Price: Net Proceeds to the Trust:	$585,000.0 100.0% $574,762.5	Purchasing Agent(s) Discount: Original Issue Date: Stated Maturity Date:	1.750% 04/07/2004 04/15/2016

Interest Payment Dates: The 15th day of every third month commencing on 07/15/2004.

Initial Interest Payment Date: 07/15/2004

Regular Record Date: The 1st day of every third month commencing on 07/01/2004

Type of Interest Rate: ☒ Fixed Rate      ☐ Floating Rate

Fixed Rate Notes: ☒ Yes ☐ No. If, Yes,

Interest Rate: 4.50%

Floating Rate Notes: ☐Yes ☒ No. If, Yes,

Regular Floating Rate Notes: ☐ Yes ☒ No. If, Yes,
          Interest Rate:
          Interest Rate Basis(es):

Floating Rate/Fixed Rate Note: ☐ Yes ☒ No. If, Yes,
          Floating Interest Rate:
          Interest Rate Basis(es):
          Fixed Interest Rate:
          Fixed Rate Commencement Date:

Initial Interest Rate, if any: N/A

Initial Interest Reset Date: N/A

“Principal®” is a registered service mark of Principal Financial Services, Inc. and is used under license.
“CoreNotes®” is a registered service mark of Merrill Lynch & Co.

Interest Rate Basis(es). Check all that apply: N/A
☐ CD Rate ☐ CMT Rate ☐ LIBOR ☐ EURIBOR ☐ Prime Rate	☐ Commercial Paper Rate ☐ Eleventh District Cost of Funds Rate ☐ Federal Funds Rate ☐ Treasury Rate ☐ Other (See Attached)

If LIBOR: ☐ LIBOR Reuters Page LIBOR Currency:	☐ LIBOR Moneyline Telerate Page

If CMT Rate:
          Designated CMT Telerate Page:
                    If 7052: ☐ Weekly Average ☐ Monthly Average
          Designated CMT Maturity Index:

Index Maturity: N/A

Spread (+/-): N/A

Spread Multiplier: N/A

Interest Reset Date(s): N/A

Interest Rate Determination Date(s): N/A

Maximum Interest Rate, if any: N/A

Minimum Interest Rate, if any; N/A

Calculation Agent: Citibank, N.A.

Computation of Interest: N/A
(not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention: N/A
(not applicable unless different than as specified in the prospectus and prospectus supplement):

Discount Note: ☐ Yes ☒ No. If, Yes,
          Total Amount of Discount:
          Initial Accrual Period of Discount:
          Additional/Other Terms:

Terms of Survivor’s Option:
Annual Put Limitation:	☒	$2,000,000 or 2%; or
	☐	$ or %
Individual Put Limitation:	☒	$250,000; or
	☐	$
Trust Put Limitation:	☒	2%; or
$

Redemption Provisions: ☐ Yes ☒ No. If, Yes,
          Initial Redemption Date:
          Redemption: ☐ In whole only and not in part
                                 ☐ May be in whole or in part
          Additional/Other Terms:

Repayment: ☐Yes ☒ No. If, Yes,
          Repayment Date(s):
          Repayment Price:
          Repayment: ☐ In whole only and not in part
                                ☐ May be in whole or in part
          Additional/Other Terms:

Sinking Fund (not applicable unless specified): N/A

Securities Exchange Listing: ☐ Yes ☒ No. If Yes, Name of Exchange:

Authorized Denominations: $1,000

Ratings:

The Notes issued under the Program are rated AA by Standard & Poor’s (“S&P”).
Principal Life expects the Notes to be rated Aa3 by Moody’s Investors Service, Inc. (“Moody’s”).

Purchasing Agents Purchasing Notes as Principal: ☒ Yes ☐ No. If Yes,

Purchasing Agent(s)	Principal Amount
Merrill Lynch	$585,000.0

Total:	$585,000.0

State of Organization of the Trust: New York

Additional/Other Terms: None

Special Tax Considerations: None

2. The Funding Agreement

Funding Agreement Issuer: Principal Life Insurance Company

Funding Agreement No.: 7-06118

Deposit: $585,015.0

Net Deposit: $574,762.5

Effective Date: 04/07/2004

Stated Maturity Date: 04/15/2016

Interest Payment Dates: The 15th day of every third month commencing on 07/15/2004.

Initial Interest Payment Date: 07/15/2004

Type of Interest Rate: ☒ Fixed Rate ☐ Floating Rate

     Fixed Rate Funding Agreement: ☒ Yes ☐ No. If, Yes,

Interest Rate: 4.50%

     Floating Rate Funding Agreement: ☐Yes ☒ No. If, Yes,

Regular Floating Rate Funding Agreement: ☐ Yes ☒ No. If, Yes,
          Interest Rate:
          Interest Rate Basis(es):

Floating Rate/Fixed Rate Funding Agreement: ☐ Yes ☒ No. If, Yes,
          Floating Interest Rate:
          Interest Rate Basis(es):
          Fixed Interest Rate:
          Fixed Rate Commencement Date:

Initial Interest Rate, if any: N/A

Initial Interest Reset Date: N/A

Interest Rate Basis(es). Check all that apply: N/A
☐ CD Rate ☐ CMT Rate ☐ LIBOR ☐ EURIBOR ☐ Prime Rate	☐ Commercial Paper Rate ☐ Eleventh District Cost of Funds Rate ☐ Federal Funds Rate ☐ Treasury Rate ☐ Other (See Attached)

If LIBOR: ☐ LIBOR Reuters Page LIBOR Currency:	☐ LIBOR Moneyline Telerate Page

If CMT Rate:
          Designated CMT Telerate Page:
                    If 7052: ☐ Weekly Average ☐ Monthly Average
          Designated CMT Maturity Index:

Index Maturity: N/A

Spread (+/-): N/A

Spread Multiplier: N/A

Interest Reset Date(s): N/A

Interest Rate Determination Date(s): N/A

Maximum Interest Rate, if any: N/A

Minimum Interest Rate, if any: N/A

Computation of Interest: N/A
(not applicable unless different than as specified in the prospectus and prospectus supplement):

Day Count Convention: N/A
(not applicable unless different than as specified in the prospectus and prospectus supplement):

Discount Note: ☐ Yes ☒ No. If, Yes,
          Total Amount of Discount:
          Initial Accrual Period of Discount:
          Additional/Other Terms:

Terms of Survivor’s Option:
Annual Put Limitation:	☒	$2,000,000 or 2%; or
	☐	$ or %
Individual Put Limitation:	☒	$250,000; or
	☐	$
Trust Put Limitation:	☒	2%; or
$

Redemption: ☐ Yes ☒ No. If, Yes,
          Initial Redemption Date:
          Redemption: ☐ In whole only and not in part
                                 ☐ May be in whole or in part
          Additional/Other Terms:

Repayment: ☐ Yes ☒ No. If, Yes,
          Repayment Date(s):
          Repayment Price:
          Repayment: ☐ In whole only and not in part
                                ☐ May be in whole or in part
          Additional/Other Terms:

Sinking Fund (not applicable unless specified): N/A

Ratings:

The Funding Agreement issued under the Program is rated AA by S&P.
Principal Life expects the Funding Agreement to be rated Aa3 by Moody’s.

Additional/Other Terms: None

Special Tax Considerations: None

3. The Guarantee

Guarantee Issuer: Principal Financial Group, Inc.

Effective Date: 04/07/2004

Additional/Other Terms: None

4